UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2012 (September 5, 2012)

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2012, the Registrant’s Board of Directors elected Susan J. Riley and Alexander M. Schmelkin to the Board. Ms. Riley and Mr. Schmelkin will each serve as a Class II director, whose terms will expire in 2015. The Governance Committee of the Board of Directors has not yet determined Committee memberships for Ms. Riley and Mr. Schmelkin.

Ms. Riley and Mr. Schmelkin will each receive compensation pursuant to the Summary of Director Compensation which has been described in the Company’s proxy statement for Registrant’s 2012 annual meeting of stockholders that was filed with the Securities and Exchange Commission on April 4, 2012.

A Press Release announcing the elections of Ms. Riley and Mr. Schmelkin to the Board of Directors of the Registrant is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1*	Press Release, dated September 11, 2012, announcing the election of Susan J. Riley and Alexander M. Schmelkin to the Board of Directors of the Registrant.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: September 11, 2012	/s/ Eric A. Blanchard
Senior Vice President, General Counsel and
Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURENT REPORT ON FORM 8-K

DATED SEPTEMBER 11, 2012

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated September 11, 2012, announcing the elections of Susan J. Riley and Alexander M. Schmelkin to the Board of Directors of the Registrant.	Filed Herewith